UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2020

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Named Executive Officer

On October 29, 2020, Ms. Katie Cox tendered her resignation, effective October 30, 2020, as Chief Financial Officer of Lodging Fund REIT III, Inc. (the "Company"), to pursue other business opportunities.  In order to assist the Company in the transition of her duties, Ms. Cox has agreed to assist the Company, and Legendary Capital REIT III, LLC (the “Advisor”) and its affiliates as necessary through November 15, 2020.

Appointment of Chief Financial Officer

On October 30, 2020 the Company’s Board of Directors appointed Mr. Samuel C. Montgomery, age 38, as the Company’s Chief Financial Officer effective immediately. Mr. Montgomery has served as the Chief Operating Officer of Legendary Capital, LLC (the “Sponsor”), an affiliate of the Advisor, since December 2016, and will continue to serve in that role.  He is a certified public accountant (North Dakota, Florida, and Tennessee) with more than a decade of experience serving asset managers in the REIT and private equity sectors.  Mr. Montgomery spent 6 years with Ernst & Young, primarily in their Chicago, Illinois financial services group.  He also spent 5 years with PricewaterhouseCoopers servicing financial services clients primarily from their Tampa, Florida office. Upon relocating to Fargo, North Dakota, in June 2016, Mr. Montgomery joined Eide Bailly LLP’s tax practice serving a variety of real estate clients.  He earned a Bachelor of Business Administration - Accounting from University of Miami, and a Master of Taxation from Nova Southeastern university.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: October 30, 2020	BY:	/s/ Corey R. Maple
Corey R. Maple
Chairman of the Board, Chief Executive Officer and Secretary